     EXHIBIT 10.8
CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24B-2
Certain portions, indicated by [***], of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with Securities and Exchange Commission.
DATED 5 OCTOBER 2000
AS AMENDED BY DEED ON 12 JANUARY 2005
CLEARCHANNEL ENTERTAINMENT UK (THEATRICAL PRODUCTIONS) LIMITED
(formerly DAVID IAN PRODUCTIONS LIMITED)
-and-
DAVID IAN LANE
SERVICE AGREEMENT

THIS AGREEMENT is made on the 5th day of October 2000 and amended by DEED dated 12 January 2005
BETWEEN:
(1)	CLEARCHANNEL ENTERTAINMENT UK (THEATRICAL PRODUCTIONS) LIMITED (formerly DAVID IAN PRODUCTIONS LIMITED) (Company No: 4018696) a company registered in England, whose registered office is 1 Cluny Mews, London SW5 9EG (“the Company”); and

(2)	DAVID IAN LANE of 12 Little Plucketts Way, Buckhurst Hill, Essex IG9 5QU (“the Executive”).
WHEREAS the Board of Directors of the Company (“the Board”) has approved the terms of this Agreement under which the Executive is to be employed
IT IS HEREBY AGREED as follows:
1.	APPOINTMENT

The Company shall employ the Executive and the Executive shall serve the Company as sole CEO of the Clear Channel Entertainment Theatre, UK and International Division on and subject to the terms and conditions specified herein (“the Employment”). The Executive may terminate the Employment by giving to the Company 3 months’ notice in writing in the event that his direct reporting line changes to any person other than the CEO or COO of Clear Channel Entertainment (“CCE”) currently Brian Becker and Miles Wilkin respectively, provided that such notice shall be given within one month of such change becoming effective. In the event of the Executive terminating his employment under this Clause 1, the covenants in clause 17.1 and the Schedule to this Agreement shall be waived by the Company.

2.	COMMENCEMENT OF EMPLOYMENT

2.1	The Employment will commence on the date of this Agreement (“the Commencement Date”) and shall continue subject always to the employment being terminated under Clause 18 below until 31 December 2010 (the Term”), when it shall expire automatically PROVIDED ALWAYS that either the Company or the Executive may terminate the employment of the Executive at any time subject to giving to the other twelve months’ written notice in accordance with the provisions of Clause 24 of this Agreement, subject always to the provisions of Clause 5.2.1 and 5.2.2 of this Agreement.

2.2	The Executive’s period of continuous employment began on the date hereof.

3.	DUTIES

3.1	The Executive shall oversee the operation of the CCE European theatrical business, the CCE European sports business, Donington and the CCE London head office in Grosvenor Street. Theatrical business includes UK theatres plus numerous West End, touring and European productions and also be responsible for all theatrical business throughout the rest of the world, excluding North America in which capacity subject to Clause 4.1.4 he shall devote all his time, attention and skill to his duties hereunder. The Executive shall at all times act in the interests of the Company and its Associated Companies and hereby agrees that (subject as hereinafter provided) all existing projects (including but not limited to all existing tours and productions) shall be developed by him for the benefit of the Company and its Associated Companies. The Executive shall faithfully and diligently perform such duties and exercise such powers consistent therewith as may from time to time be assigned to or vested in him by the Board or the Company consistent with his appointment hereunder. The Company and the Executive hereby agree that during the Term all promotional documentation (including, but not limited to front of house displays, advertising and marketing materials) for all tours and productions shall include the wording “David Ian for SFX (Theatre) UK presents...”. However, the Company reserves the right to review and amend this obligation at the Company’s discretion, to include specified wording in promotional documentation on and at any time after the second anniversary of the Term.

3.2	The Company reserves the right to assign to the Executive duties of a different nature either additional to or instead of those referred to in Clause 3.1 above, PROVIDED THAT he will only be assigned duties which he can reasonably perform and which are reasonably consistent with his status hereunder and, PROVIDED ALWAYS THAT any material change to the duties will require the Executive’s prior consent.

3.3	The Executive shall obey the reasonable and lawful orders of the Board, given by or with the authority of the Board, and shall comply with all the Company’s rules, regulations, policies and procedures from time to time in force.

3.4	The Executive may be required in pursuance of his duties to perform services not only for the Company but also for any Associated Company, without further remuneration (except as otherwise agreed), and to accept any such office or position in any Associated Company which is consistent with his position with the Company, as the Board or the Company may from time to time reasonably require.

3.5	The Executive acknowledges that during the Employment the Company and/or Associated Company may be subject to a reorganisation or restructuring (including but not limited to amalgamation or reconstruction as referred to in Clause 20 below). In the event of such reorganisation or restructuring, the Executive agrees to comply with the reasonable requests of the Board regarding such reorganisation or restructuring PROVIDED THAT his duties with regard to the day-to-day management of the business carried on by the Company and/or Associated Company immediately before such reorganisation or restructuring shall not be diminished.

3.6	The Executive’s basic working hours shall be 40 hours each week (including weekends), and such additional hours (without further remuneration) as are necessary for the proper performance of his duties of employment

3.7	Where appropriate the Executive shall during the Employment and for the prohibited period after the termination of the Employment comply with all applicable rules of the New York Stock Exchange or the exchange or national market system in which Clear Channel Communications, Inc.’s (“Clear Channel”) common stock (or such stock as the Clear Channel common stock may be converted into as a result of combinations of shares, recapitalisation, merger or other such events relating to the common stock of Clear Channel which may occur at any time and from time to time from and after the date of this Agreement) is then trading, and the rules and regulations of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any Company Policy issued in relation to (i) dealings in shares debentures or other securities of Clear Channel and any Associated Companies or (ii) unpublished price sensitive information affecting the securities of any other company. The Executive shall provide all information and such additional assistance to Clear Channel, SFX Entertainment, Inc. or the Company as Clear Channel, SFX Entertainment, Inc. or the Company may reasonably request to allow it to comply fully with such rules, regulations and policies. For the purposes of this clause the “prohibited period” shall be from the date of termination of the Employment until the later of (i) the next announcement of Clear Channel’s or any Associated Company’s results pursuant to the Exchange Act or (ii) such time as when any price sensitive information the Executive has obtained during the Employment ceases to be price sensitive information, either through publication or otherwise.

4	EXCLUSIVITY OF SERVICE

4.1	During the period of the Employment the Executive shall devote his full time and attention to his duties hereunder and shall not (without the prior written consent of the Board) directly or indirectly either on his own account or on behalf of any other person, company, business entity or other organisation:
4.1.1	(i) engage in, or (ii) be concerned with, or (iii) provide services to, (whether as an employee, officer, director, agent, partner, consultant or otherwise) any other business; or

4.1.2	accept any other engagement or public office;
PROVIDED THAT,
4.1.3	the Executive may hold up to 5% of any securities in a company which is quoted on any recognised stock exchange; and

4.1.4	the Executive shall, subject to the consent of the Board, have the right to devote a portion of his business time to the Permitted Activities PROVIDED ALWAYS THAT:
(i)	any involvement by the Executive in the Permitted Activities does not interfere, directly or indirectly, with the performance of his duties for and on behalf of the Company and/or any Associated Company as set out in this Agreement or otherwise; and

(ii)	in the event that new tours of those tours specified in Clause 25.7 are proposed, the Company and/or Associated Company shall have the right of first refusal to produce and manage such tours PROVIDED THAT it is within the Executive’s power to grant such a right.

4.1.5	In addition to the Executive’s role as Producer of “Grease” on a worldwide basis, the Executive may produce up to three additional productions outside the terms of this Agreement subject to:
(a)	the provisions of Clause 4.1.4 of this Agreement; and

(b)	CCE having the right to match the Executive’s investment in such production on a pound for pound basis up to a maximum of 50%, if it is within the Executive’s power to grant such a right, and it if is not, up to a maximum of 50% of the Executive’s own investment.
4.2	Subject to any written regulations or consents issued by the Company which are applicable to him, neither the Executive nor his Immediate Relatives, nor any company or business entity in which he or they are interested, shall be entitled to receive or obtain directly or indirectly any discount, rebate, commission or other benefit in respect of any business transacted (whether or not by the Executive) by or on behalf of the Company or any Associated Company, and if the Executive, his Immediate Relatives or any company or business entity in which he or they is/are interested, shall directly or indirectly obtain any such discount, rebate, commission or other benefit the Executive shall forthwith account to the Company or the applicable Associated Company for the amount received or value of the benefit so obtained.

4.3	The Executive confirms that he has disclosed fully to the Company all circumstances in respect of which there is, or there might be, a conflict of interest between the company or any Associated Company, and the Executive or his Immediate Relatives, and the agrees to disclose fully to the Company any such circumstances which may arise or of which he becomes aware during the Employment.

5.	REMUNERATION AND BONUS

5.1	The Company shall pay to the Executive a salary of Pound Sterling 350,000 per annum, payable monthly in arrears by equal instalments. This revised salary shall take retrospective effect from 1 January 2004. The shortfall of salary accrued from 1 January 2004 shall be paid in a lump sum upon execution of the deed between Clear Channel Entertainment UK (Theatrical Productions) Limited (formerly David Ian Productions Limited) and David Ian Lane dated 12 January 2005 (“the Deed”). The salary shall be increased thereafter by 3% on 1 January 2006 and on 1 January in each succeeding year during the continuation of this Agreement.

5.2.1	The Executive shall be paid a retention bonus of Pound Sterling 500,000 on execution of the Deed (“the Retention Bonus”). If the Executive terminates the Employment at any time during the Term in accordance with the provisions of Clause 1 or Clause 2.1 or Clause 5.5 of this Agreement, other than in circumstances amounting to repudiation or constructive dismissal, the Executive agrees to repay to the Company, within 21 days of the effective date of such termination, a pro rata portion of the Retention Bonus, less taxes and other withholdings paid on the Retention Bonus by the Executive, based upon any portion of the 6 year period running from 1 January 2005 through 31 December 2010 which has not been completed at the time of termination (“Clawback Payment”).

5.2.2	If the Company terminates the employment of the Executive in accordance with the provisions of Clause 2.1 of this Agreement for any reason other than the Executive’s misconduct and/or material breach of contract in accordance with the provisions of Clause 18 of this Agreement, no Clawback Payment shall be due to the Company from the Executive.

5.3	The Executive will be entitled to a further bonus in each year during the continuation of this Agreement calculated in accordance with CCE formula at Schedule 1 of this Agreement. For the purposes of this bonus calculation, the figure of Pound Sterling 140,000 shall be used as the benchmark figure at which the Executive achieves 15% EBITDA growth and the remainder of the table shall be calculated accordingly

5.4	The Executive shall be entitled to further bonuses in respect of “The Phantom of the Opera” Las Vegas production (“the Production”) as follows:
(a)	Pound Sterling 50,000 on the signature of the Deed;

(b)	Pound Sterling 50,000 shall be payable to the Executive subject to the Production opening on time and on budget which for the purposes of this Clause shall mean at the time and subject to the final budget as agreed between the Parties. This bonus shall be paid within 60 days of the Production opening; and

(c)	a further maximum bonus of Pound Sterling 75,000 shall be payable to the Executive on 31 December 2006 and on 31 December in each succeeding year during the continuation of this Agreement based on the Production having run for 50 weeks in the relevant year and pro rated on a weekly basis for any lesser period. This payment shall be conditional on the Production generating a “weekly operating profit”, which for the purposes of this sub clause shall mean that the Production produces an operating profit above the break even figure determined from the books and records of CCE. The further bonus payable under this sub clause (c) shall be reduced by Pound Sterling 1,500 (being the due proportion of Pound Sterling 75,000 for 50 weeks) for each and any week that the Production produces an operating profit (or loss) below the break even figure referred to above.

(d)	the Executive shall be entitled to one business class return flight for his wife and his children and full reimbursement for a family size hotel suite at the Venetian Hotel in Las Vegas for 21 nights, during the Production period.
5.5	In the event that CCE acquires the whole or part of [***] (“[***]”) or the [***] (“[***]”) or enters into a significant transaction with [***] on completion of such transaction (“Completion”), the Executive shall be entitled to terminate this Agreement within 90 days of such transaction closing by giving to the Company not less than 2 months’ written notice in accordance with the provisions of Clause 24 of this Agreement. In the event of such termination the Clawback Payment shall be due from the Executive to the Company in accordance with the terms of Clause 5.2.1.

5.6	The remuneration specified in Clause 5.1 and 5.2 above shall be inclusive of any fees to which the Executive may be entitled as a Director of the Company or of any Associated Company.

***	Confidential

6.	CAR AND TRAVEL BENEFITS

6.1	Until termination of the Employment, the Company shall provide the Executive with a car allowance for the sole and exclusive use of a motor car at the rate of Pound Sterling 32,000 per annum payable monthly to cover all the running expenses of such motor car including maintenance and repairs but not motor tax, insurance premiums, petrol (including business and personal) and oil which will be separately paid by the Company subject to the Executive submitting receipts or other appropriate invoices.

6.2	The Executive shall be entitled, for the purposes of the Employment, to travel first class by train and plane and to stay in deluxe hotel accommodation and the Company shall pay or reimburse (as appropriate) against receipts or other appropriate evidence of costs so incurred by the Executive (excluding any costs incurred in connection with the Executive’s private entertainment, such as his use of mini-bar facilities).

6.3	The Company shall provide the Executive with a mobile telephone and shall pay all reasonable expenses (including rental) In respect thereof.

7.	EXPENSES

The Company shall reimburse to the Executive upon production of reasonably detailed accounts and vouchers or other reasonable evidence of payment by the Executive all reasonable travel entertainment and other expense properly incurred and defrayed by him in the course of the Employment, subject to the Company’s rules, policies and procedures relating to expenses.

8.	DEDUCTIONS

The Company shall be entitled at any time during the Employment, or in any event on termination, to deduct from the Executive’s remuneration hereunder any monies due from him to the Company including but not limited to any outstanding loans, advances, relocation expenses, the cost of repairing any damage or loss to the Company’s property caused by him (and of recovering the same), excess holiday, any sums due from him under Clause 10 below and any other monies owed by him to the Company solely in his capacity as an employee.

9.	PLACE OF WORK

The Executive’s place of work shall be 35-36 Grosvenor Street, London W1X 9SG. In the performance of his duties hereunder, the Executive may be required to travel both throughout and outside the United Kingdom.

10.	SICKNESS BENEFIT

10.1	The Executive shall be entitled to such sickness benefits as are provided from time to time under the Company’s sick pay procedure.

10.2	When calculating the Executive’s normal salary, deductions will be made for any State sickness or other benefits due to the Executive, as well as normal deductions for tax and National Insurance.

10.3	The Executive will be paid Statutory Sick Pay (“SSP”) when he is eligible to receive it under the legislation and regulations from time to time in force. Where Company sick pay and SSP fall to be paid for the same day(s) of absence, the Executive will receive the higher of the two sums. Further details about SSP can be obtained from the HR Department.

10.4	The Company reserves the right to require the Executive to undergo a medical examination by a doctor or consultant nominated by it, in which event the Company will bear the cost thereof.

10.5	Whilst, during the Employment, the Executive is absent from work on grounds of sickness or other medical incapacity:
10.5.1	he will continue to be covered by the relevant life assurance, private medical insurance and permanent health insurance scheme(s);

10.5.2	his entitlement to the use of the Company Car, the payment of the Company’s pension contributions, participation in any incentive or bonus scheme, and accrual of holiday entitlement shall cease on the expiry of the relevant period of Company sick pay entitlement referred to in Clause 10.1 above.
10.6	Any outstanding or prospective entitlement to any sickness benefit, including but not limited to Company sick pay, private medical insurance or long-term disability benefits, shall not prevent the Company from exercising its right to terminate the Employment in accordance with Clauses 2 or 18 hereof.

11.	HOLIDAYS

11.1	The Executive shall be entitled to receive his normal remuneration for all Bank and Public holidays normally observed in England and a further 25 working day’s holiday in each holiday year (the period from January to December), such days to be taken at times which do not conflict with the business interests of the Company.

11.2	In the holiday years in which the Employment commences or terminates the entitlement shall accrue on a pro rata basis for each complete month of service

11.3	The Company reserves the right, at its sole discretion, to require the Executive to take all or part of any outstanding holiday during any notice period or to make a payment in lieu thereof

11.4	Holiday entitlement for one holiday year cannot be taken in subsequent holiday years. Failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu thereof.

12.	PENSION AND OTHER BENEFITS

12.1	In addition to the base salary payable under Clause 5.1 above, during the Executive’s Employment under this Agreement the Company shall make monthly contributions on the Executive’s behalf, subject to the Inland Revenue limits, into such personal pension plan as the Executive shall direct of an amount equal to ten per cent (10%) of his base salary for the time being payable under Clause 5.1.

There is no contracting-out certificate in force for the Employment in relation to the State Earnings Related Pension Scheme.

12.2	The Executive shall be eligible to participate in Apollo Leisure UK Limited’s private medical insurance scheme for the benefit of himself, his wife and minor children, permanent health insurance scheme and life assurance scheme, subject to the terms and conditions of such schemes from time to time in force. Details of such scheme(s) can be obtained from the HR Department. The Company reserves the right to terminate or substitute other scheme(s) for such scheme(s) or amend the scale or level of benefits of such scheme(s). If any scheme provider (including but not limited to any insurance company) refuses for any reason (whether based on its own interpretation of the terms of the insurance policy or otherwise) to provide any benefits to the Executive, the Company shall not be liable to provide any such benefits itself or any compensation in lieu thereof.

12.3	Any actual or prospective loss of entitlement to private medical and permanent health insurance benefits or any other sickness benefit shall not limit or prevent the Company from exercising its right to terminate the Employment in accordance with Clauses 2 or 18 hereof.

13.	REASONABLENESS OF RESTRICTIONS

The Executive recognises that, whilst performing his duties for the Company, he will have access to and come into contact with trade secrets and confidential information belonging to the Company or to Associated Companies and will obtain personal knowledge of and influence over its or their customers and/or employees. The Executive therefore agrees that the restrictions contained or referred to in Clauses 14 and 17 and the Schedule are reasonable and necessary to protect the legitimate business interests of the Company and its Associated Companies both during and after the termination of the Employment.

14.	CONFIDENTIAL INFORMATION

14.1	The Executive shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination thereof, directly or indirectly:
14.1.1	use for his own purposes or those of any other person, company, business entity or other organisation whatsoever; or

14.1.2	disclose to any person, company, business entity or other organisation whatsoever;
any trade secrets or confidential information relating or belonging to the Company or its Associated Companies including but not limited to any such information relating to customers, customer lists or requirements, price lists or pricing structures, sales and marketing information, business plans or dealings, employees or officers, source codes and computer systems, software, services and financial information, any document marked ‘Confidential’ (or with a similar expression), or any information which the Executive has been told is confidential or which he might reasonably expect the Company would regard as confidential, or any information which has been given to the Company or Associated Company in confidence by customers, suppliers or other persons.

14.2	The Executive shall not at any time during the continuance of his employment with the Company make any notes or memoranda relating to any matter within the scope of the Company’s business’ dealings or affairs otherwise than for the benefit of the Company or any Associated Company.

14.3	The obligations contained in Clause 14.1 shall cease to apply to any information or knowledge which may subsequently come into the public domain after the termination of the Employment other than by way of unauthorised disclosure or which is required to be disclosed by a competent regulatory, taxation or enforcement authority.

14.4	The Executive shall not make or communicate any statement (whether written or oral) to any representative of the press, television, radio, or other media and shall not write any article for the press or otherwise for publication on any matter connected with or relating to the business of any company, including but not limited to the business of the Company or any Associated Company, without obtaining the prior written approval of the Board PROVIDED ALWAYS that this Clause 14.4 shall not operate so as to prevent the Executive making or communicating reasonable statements on matters connected with the business of the SFX Theatre (UK) division.

15.	COPYRIGHT, INVENTIONS AND PATENTS

15.1	All records, documents, papers (including copies and summaries thereof) and other copyright protected works made or acquired by the Executive in the course of the Employment shall, together with all the worldwide copyright and design rights in all such works, be and at all times remain the absolute property of the Company.

15.2	The Executive hereby irrevocably and unconditionally waives all rights granted by Chapter IV of Part I of the Copyright, Designs and Patents Act 1988 that vest in him (whether before, on or after the date hereof) in connection with his authorship of any copyright works in the course of his employment with the Company, wherever in the world enforceable, including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

15.3	The Executive and the Company acknowledge the provisions of Sections 39 to 42 of the Patents Act 1977 (“the Act”) relating to the ownership of employees’ inventions and the compensation of employees for certain inventions respectively. If the Executive makes any inventions that do not belong to the Company under the Act, he agrees that he will forthwith license or assign (as determined by the Company) to the Company his rights in relation to such inventions and will deliver to the Company all documents and other materials relating to them. The Company will pay to the Executive such compensation for the licence or assignment as the Company will determine in its absolute discretion, subject to Section 40 of the Act.

16.	DATA PROTECTION

16.1	The Data Protection Act 1998 (the “Act”) sets out principles that should be followed when processing personal data. One of the ways in which the Company can take steps to comply with some of these principles is to ask the Executive to consent to the processing of his employment-

related personal data. This is not the only way that the Company can comply with the principles contained in the Act. Please contact the HR Department for a copy of the Company’s Data Protection Policy.

16.2	The Company will hold computer records and personnel files relating to the Executive. These will include his references, bank details, performance appraisals, holiday and sickness records, salary reviews and remuneration details and other employment related records, (which may, where necessary, include sensitive data relating to the Executive’s health, and data held for ethnic monitoring purposes). The Company requires such personal data for personnel administration and management purposes and to comply with its obligations regarding the keeping of employee/worker records. The Executive’s right of access to this data is as prescribed by law. Please contact the HR Department for details of these rights.

16.3	The Executive hereby expressly agrees that the Company may process personal data relating to him for personnel administration and management purposes and may, when necessary for those purposes, make such data available to its advisers, to parties providing products and/or services to the Company (such as IT systems suppliers, pension, benefits and payroll administrators), to regulatory authorities (including the Inland Revenue), and as required by law. Further, the Executive hereby expressly agrees that the Company may transfer such data to and from its Associated Companies including any Associated Companies located outside the European Economic Area and including but not limited to those Associated Companies located in the United States of America.

16.4	The Executive may revoke his express consent for the Company to process personal data relating to his employment relationship with the Company by writing to the HR Department.

17.	POST-TERMINATION OBLIGATIONS

17.1	The Executive agrees that he will observe the post-termination obligations set out in Schedule 2 hereto.

17.2	The Executive agrees that in the event of receiving from any person, company, business entity or other organisation an offer of employment either during the continuance of this Agreement or during the continuance in force of any of the restrictions set out in the Schedule annexed hereto, he will forthwith provide to such person, company, business entity or other organisation making such an offer of employment a full and accurate copy of Clauses 14 and 17 hereof, and the Schedule annexed hereto.

18.	TERMINATION

18.1	Notwithstanding Clause 2 above, the Company may terminate the Employment with immediate effect if the Executive shall at any time:
18.1.1	die; or

18.1.2	be guilty of dishonesty, or be guilty of gross misconduct, or gross incompetence or wilful neglect of duty, or commit any other serious breach of this Agreement; or

18.1.3	act in any manner (whether in the course of his duties or otherwise) which is likely to bring him, the Company or any Associated Company into disrepute or prejudice the interests of the Company or any Associated Company.

18.1.4	become bankrupt, apply for or have made against him a receiving order under Section 286 Insolvency Act 1986, or have any order made against him to reach a voluntary arrangement as defined by Section 253 of that Act; or

18.1.5	be or become of unsound mind; or

18.1.6	for an aggregate period of six months or more in any period of 12 consecutive months (or any other period proscribed by any applicable law) be incapable of performing his duties hereunder by reason of ill health or other incapacity (whether accidental or otherwise); or

18.1.7	be addicted to or abuse in any way an illegal drug or substance; or

18.1.8	make any material or recurring disparaging oral or written statements regarding the Company or any Associated Company and, without limitation, officers, shareholders or the management team of the Company or any Associated Company; or

18.1.9	after having received a written warning from the Company relating to the unsatisfactory conduct or poor performance of his duties, continue the conduct or performance complained of in the written warning; or

18.1.10	be convicted of an indictable offence other than a minor road traffic offence; or

18.1.11	be or become prohibited by law from being a director, or

18.1.12	directly or indirectly advise or participate or act in concert (within the meaning of the City Code on Take-Overs and Mergers) with any person who makes or is considering making any offer for the issued share capital of the Company; or

18.1.13	make or be found to have made a material fraudulent misrepresentation in, or have otherwise materially breached the Share Sale Agreement of even date herewith, made between by and among SFX UK Holdings and the Executive relating to the sale and purchase of the entire issued share capital of the Company (the “Share Sale Agreement”).
Any delay by the Company in exercising such right to termination shall not constitute a waiver thereof.

18.2	If the Executive’s Employment terminates pursuant to Clauses 18.1.1, 18.1.5 or 18.1.6 above, the Executive, his estate, legal representatives or nominee(s) shall be entitled to receive in full satisfaction of all obligations due to the Executive under this Agreement, all accrued but unpaid base salary, any accrued but unpaid bonus in respect of the bonus year ended prior to the Termination Date and a pro rata bonus payment for the bonus year in which the Termination Date occurs upon payment of which the Company shall have no further obligations or liabilities to the Executive hereunder.

18.3	If the Executive’s Employment terminates pursuant to Clauses 18.1.2 - 18.1.4 or 18.1.7 - 18.1.13 above, the Executive shall be entitled to receive in full satisfaction of all obligations, due to the Executive under this Agreement, all accrued but unpaid base salary, any accrued but unpaid bonus in respect of the bonus year ended prior to the Termination Date and a pro rata bonus payment for the bonus year in which the Termination Date occurs.

18.4	On termination of the Employment, the Executive shall forthwith return to the Company in accordance with its instructions all equipment, correspondence, records, specifications, software, models, notes, reports and other documents and any copies thereof and any other property belonging to the Company or its Associated Companies (including but not limited to the Company Car, keys, credit cards, equipment and passes) which are in his possession or under his control. The Executive shall, if so required by the Company, confirm in writing his compliance with his obligations under this Clause 18.4.

18.5	The Executive agrees that:
18.5.1(a)	the Company may, at its absolute discretion, give to the Executive a Compensation Payment (which may, at the Company’s discretion, be paid in instalments) in lieu of all or any part of the unexpired period of the Term (to which, for the avoidance of doubt, the Executive shall have no entitlement unless and until the Company notifies the Executive in writing of its decision to make the Compensation Payment to him) which shall be in full and final settlement of all claims (including but not limited to contractual claims) which the Executive may have against the Company and/or any Associated Company and on payment of which the Company and/or Associated Company shall have no further obligations or liabilities to the Executive; and

18.5.1(b)	where the Company decides to exercise its power under Clause 18.5.1(a) to make any such payment(s) to the Executive, the Executive undertakes to take all reasonable and necessary steps to find alternative employment to commence within a period equivalent to the unexpired period of the Term or the notice period set out in Clause 3 above (or where notice has been served, the unexpired period of notice) commencing on the Termination Date. The Company may, in its absolute discretion, reduce the amount or amounts of any such payment(s) by such an amount as reflects the Executive’s actual mitigation. For the avoidance of doubt, such reduction may result in the cessation of instalment payments, or the Executive being entitled to no payment; and/or

18.5.2	the Company may, at its absolute discretion, require the Executive not to attend at work and/or not to undertake all or any of his duties hereunder for a single period of 6 months or any part of the unexpired period of the Term, whichever period is shorter, PROVIDED ALWAYS that the Company shall continue to pay the Executive’s base salary and contractual benefits. For the avoidance of doubt, the Executive shall not be entitled to receive any bonus payment for any period during which he does not attend at work pursuant to this clause. In the event that the Company instructs the Executive not to attend work pursuant to this Clause 18.5.2, then the periods of restriction set out in the Schedule shall be reduced by any period during which the Executive did not attend at work and/or did not undertake employment duties pursuant to Clause 18.5.2.
18.6	The Company shall have the right to suspend the Executive on full pay pending any investigation into any potential dishonesty, gross misconduct or any other circumstances which may give rise to a right to the to the Company to terminate pursuant to Clause 18.1 above.

18.7	The termination of the Employment shall be without prejudice to any right the Company may have in respect of any breach by the Executive of any of the provisions of this Agreement which may have occurred prior to such termination.

18.8	The Executive agrees that he will not at any time after the termination of the Employment represent himself as still having any connection with the Company or Associated Company, save as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements.

18.9	The Executive hereby agrees that, in the event of the expiry of the fixed term of his employment hereunder without it being renewed, he shall have no claim against the Company under Section 135 Employment Rights Act 1996 in respect of a statutory redundancy payment.

19.	DIRECTORSHIPS

19.1	The Executive shall forthwith resign in writing from all directorships, trusteeships and other offices he may hold from time to time with the Company or any Associated Company without compensation for loss of office in the event of:-
19.1.1	the termination of his employment; or

19.1.2	the Company exercising its rights under Clause 18.5 above.
19.2	In the event of the Executive failing to comply with his obligations under Clause 19.1 above, he hereby irrevocably and unconditionally authorises the Company to appoint some person in his name and on his behalf to sign or execute any documents and/or do all things necessary to requisite to give effect to such resignations as referred to in Clause 19.1 above.

20.	LIQUIDATION FOR RECONSTRUCTION OR AMALGAMATION

The Executive shall have no claim against the Company if the Employment is terminated by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction provided that he is offered employment with any concern or undertaking resulting from such amalgamation or reconstruction on terms and conditions which, taken as a whole, are not less favourable than the terms of this Agreement.

21.	GRIEVANCE AND DISCIPLINARY PROCEDURES

If the Executive has any grievance relating to the Employment, he should raise it with the Chairman of SFX Europe and thereafter (if the matter is not resolved) with the Board. In such a case the Board will deal with the matter by discussion and majority decision of those present and voting. The disciplinary procedure applicable to the Executive is such procedure as is set out from time to time in the Company’s Employee Handbook. For the avoidance of doubt, the disciplinary procedure does not form part of the Executive’s contract of employment.

22.	SEVERABILITY

The various provisions and sub-provisions of this Agreement and the Schedule attached hereto are severable and if any provision or sub-provision is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or sub-provisions in this Agreement or the Schedule.

23.	WARRANTY

23.1	The Executive represents and warrants that he is not prevented by any agreement, arrangement, contract (including but not limited to the employment agreement dated May 1999 between Magnum Productions (Theatre) Limited (formerly David Ian Productions Limited) and the Executive), understanding, Court Order or otherwise, which in any way directly or indirectly restricts or prohibits him from fully performing the duties of the company, or any of them, in accordance with the terms and conditions of this Agreement.

24.	NOTICES

24.1	Any notice, direction or instruction required or permitted to be given hereunder shall be given in writing and may be given by telegram, facsimile transmission, mail (if by registered mail and if postage is pre-paid and a return receipt is requested), or by hand delivery, to (a) in the case of the Company to its Registered Office for the time being and (b) in the case of the Executive, to his last known address.

24.2	If notice, direction or instruction is given by telegram or facsimile transmission or a similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, it shall be deemed to have been given or made on the third business day following the day after which it was mailed.

24.3	For the purposes of this Clause 24, “business day” means a day on which banks are open for business in the place of both the posting and the address of the notice.

25.	DEFINITIONS

In this Agreement the following words and cognate expressions shall have the meaning set out below:

25.1	an “Associated Company” includes any firm, company, corporation or other organisation:

25.1.1	which is directly or indirectly controlled by the Company;

25.1.2	which directly or indirectly controls the Company; or

25.1.3	which is directly or indirectly controlled by a third party who also directly or indirectly controls the Company; or

25.1.4	of which the Company or any other Associated Company owns or has a beneficial interest in 20% or more of the issued share capital or 20% or more of its capital assets; or

25.1.5	which is the successor in title or assign of the firms, companies, corporations or other organisations referred to above.
25.2	“The Board” shall mean the Board of Directors of the Company.

25.3	“Compensation Payment” means a sum calculated as follows:
A X Pound Sterling B less C 365

“A”	is the number of days of the unexpired Term.

“B”	is the Executive’s annual base salary referred to Clause 5.1 above on the date when he is notified in writing by the Company that it will be making him a Compensation Payment. For the avoidance of doubt, this shall not be include the value of any bonus, incentive or commission entitlement, benefits or holiday entitlement which would have accrued to the Executive had he been employed until the expiry of the expiry of the Term.

“C”	any reduction made pursuant to Clause 18.5.1(b).
25.4	“Control” has the meaning ascribed by Section 416 Taxes Act 1988 (as amended).

25.5	“HR Department” shall mean the Human Resources Department of Apollo Leisure (UK) Limited.

25.6	“Immediate Relatives” shall include the Executive’s wife, children under 18 years of age, brothers and sisters and the aforesaid relatives by marriage.

25.7	“Permitted Activities” shall mean the Executive’s current level of involvement at the date hereof as producer, co-producer and/or manager of touring productions of “Grease”, “SNF”, “Barnum” and “Happy Days” in the UK.

25.8	“Retail Price Index” shall refer to the percentage increase figure calculated over the preceding 12 months and defined by the Office of National Statistics.

25.9	“SFX (Theatre) UK division” shall mean such division of the SFX Group which is from time to time concerned with the theatre business in the UK.

25.10	“Termination Date” shall mean the date upon which the Executive’s employment with the Company terminates.

26.	CONSTRUCTION

26.1	The provisions of the Schedule attached hereto and any additional terms endorsed in writing by or on behalf of the parties hereto shall be read and construed as part of this Agreement and shall be enforceable accordingly.

26.2	The benefit of each agreement and obligation of the Executive under Clause 14 and the Schedule attached hereto of this Agreement may be assigned to and enforced by any other member of the Clear Channel Communications Inc and all of its subsidiaries from time to time and such agreements and obligations shall operate and remain binding, notwithstanding the termination of this Agreement.

27.	PRIOR AGREEMENTS

27.1	This Agreement together with the 2 side letters dated 12 January 2005 attached to this Agreement as Schedules 3 and 4 cancel and are in substitution for all previous letters of engagement, agreements and arrangements (whether oral or in writing) relating to the subject-matter hereof between the Company and the Executive all of which shall be deemed to have been terminated by mutual consent.

27.2	The Executive hereby agrees to waive all claims and rights of action (whether under statute, common law or otherwise) in any jurisdiction in the world, howsoever arising (including but not limited to contractual claims, breach of contract, tort and the Executive’s prospective entitlement to bring such claims) which the Executive has or may have against the Company or any Associated Company, its officers, employees or shareholders, arising from or connected with the Executive’s previous contract of employment with the Company or Associated Company, or the termination thereof.

27.3	This Agreement and an Opt-Out Agreement of even date made between the Executive and the Company (“the Opt-Out Agreement”) constitute the entire terms and conditions of the Executive’s Employment and, save for as provided otherwise in the Opt-Out Agreement, no waiver or modification thereof shall be valid unless in writing, signed by the parties and only to the extent therein set forth.

28.	GOVERNING LAW AND JURISDICTION

This Agreement is governed by and construed in accordance with the laws of England. The parties hereto submit to the exclusive jurisdiction of the English Courts.

SCHEDULE 1
Performance Bonus Calculation
Employee shall be entitled to receive a Performance Bonus based on year over year EBITDA growth of two entities 1) England Market Business Unit (MBU) 2) UK/International Theatrical, Sports, Donington Division, collectively known as the (“Entities”). Your Target Bonus amounts for each entity are as follows:
1) England Market Business Unit (MBU) - £42,000
2) CCE UK/International Theatrical, Sports, Donington - £98,000
1. If the Entities had positive growth in the year prior to that for which the bonus is being calculated, then the Performance Bonus will be calculated as follows:
If EBITDA for the Entities for such calendar year exceeds EBITDA (pro forma calculation) (“EBITDA Growth Rate”) for the immediately preceding calendar year then the Performance Bonus is equal to the Target Bonus multiplied by the Percent of Bonus Opportunity - as outlined in the table below.
      (a)

			70%		30%		100%
	EBITDA	% of	Individual		Group
Normalized	Growth	Bonus	Bonus		Bonus	Bonus
Bonus	Rate	Opportunity	Target	Bonus 1	Target	2	Total

	1%	2.5%	1.75%	2,450	0.75%	1,050	3,500
	2%	5.0%	3.50%	4,900	1.50%	2,100	7,000
Target	3%	7.5%	5.25%	7,350	2.25%	3,150	10,500
Bonus	4%	10.0%	7.00%	9,800	3.00%	4,200	14,000
140,000	5%	12.5%	8.75%	12,250	3.75%	5,250	17,500
in pounds sterling	6%	20.0%	14.00%	19,600	6.00%	8,400	28,000
	7%	27.5%	19.25%	26,950	8.25%	11,550	38,500
	8%	35.0%	24.50%	34,300	10.50%	14,700	49,000
	9%	42.5%	29.75%	41,650	12.75%	17,850	59,500
	10%	50.0%	35.00%	49,000	15.00%	21,000	70,000
	11%	60.0%	42.00%	58,800	18.00%	25,200	84,000
	12%	70.0%	49.00%	68,600	21.00%	29,400	98,000
	13%	80.0%	56.00%	78,400	24.00%	33,600	112,000
	14%	90.0%	63.00%	88,200	27.00%	37,800	126,000
Target 15%
Growth	15%	100.0%	70.00%	98,000	30.00%	42,000	140,000
	16%	110.0%	77.00%	107,800	33.00%	46,200	154,000
	17%	120.0%	84.00%	117,600	36.00%	50,400	168,000
	18%	130.0%	91.00%	127,400	39.00%	54,600	182,000
	19%	140.0%	98.00%	137,200	42.00%	58,800	196,000
	20%	150.0%	105.00%	147,000	45.00%	63,000	210,000
	21%	160.0%	112.00%	156,800	48.00%	67,200	224,000
	22%	170.0%	119.00%	166,600	51.00%	71,400	238,000
	23%	180.0%	126.00%	176,400	54.00%	75,600	252,000
	24%	190.0%	133.00%	186,200	57.00%	79,800	266,000
	25%	200.0%	140.00%	198,000	60.00%	84,000	280,000
2. If negative growth in the year prior to that for which the bonus is being calculated, then the Performance Bonus will be calculated as follows:
      (a) If EBITDA for the Entities for such calendar year exceeds EBITDA (pro forma calculation) (“EBITDA Growth Rate”) for the immediately preceding calendar year then the

Performance Bonus is equal to the Target Bonus multiplied by the Percent of Bonus Opportunity — as outlined in the table below.

			70%		30%		100%
Prior Year-	EBITDA		Individual		Group
Negative Growth	Growth	% of Bonus	Bonus		Bonus
Rate	Rate	Opportunity	Target	Bonus 1	Target	Bonus 2	Total

	1%	0.0%	0.00%	0	0.00%	0	0
	2%	0.0%	0.00%	0	0.00%	0	0
Target	3%	0.0%	0.00%	0	0.00%	0	0
Bonus	4%	0.0%	0.00%	0	0.00%	0	0
140,000	5%	2.5%	1.75%	2,450	0.75%	1,050	3,500
in pounds sterling	6%	5.0%	3.50%	4,900	1.50%	2,100	7,000
	7%	7.5%	5.25%	7,350	2.25%	3,150	10,500
	8%	10.0%	7.00%	9,800	3.00%	4,200	14,000
	9%	12.5%	8.75%	12,250	3.75%	5,250	17,500
	10%	15.0%	10.50%	14,700	4.50%	6,300	21,000
	11%	20.0%	14.00%	19,600	6.00%	8,400	28,000
	12%	25.0%	17.50%	24,500	7.50%	10,500	35,000
	13%	30.0%	21.00%	29,400	9.00%	12,600	42,000
	14%	40.0%	28.00%	39,200	12.00%	16,800	56,000
	15%	50.0%	35.00%	49,000	15.00%	21,000	70,000
	16%	60.0%	42.00%	58,800	18.00%	25,200	84,000
	17%	70.0%	49.00%	68,600	21.00%	29,400	98,000
	18%	80.0%	56.00%	78,400	24.00%	33,600	112,000
	19%	90.0%	63.00%	88,200	27.00%	37,800	126,000
Target 20%
Growth	20%	100.0%	70.00%	98,000	30.00%	42,000	140,000
	21%	110.0%	77.00%	107,800	33.00%	46,200	154,000
	22%	120.0%	84.00%	117,600	36.00%	50,400	168,000
	23%	130.0%	91.00%	127,400	39.00%	54,600	182,000
	24%	140.0%	98.00%	137,200	42.00%	58,800	196,000
	25%	150.0%	105.00%	147,000	45.00%	63,000	210,000
The Performance Bonus for any calendar year is calculated through the last day of the calendar year and generally will be payable to Employee within 90 days after the end of such calendar year or, if later, as soon as reasonably practicable after such time as the Company has completed its internal accounting and audit processes for purposes of determining the relevant EBITDA identified above (the “Bonus Pay Date”). Following the end of such calendar year, Employee shall provide such information and assistance as appropriate and necessary for purposes of completing such determination. If Employee is employed pursuant to this Agreement for only a portion of a calendar year, then, assuming satisfaction of the target for the minimum Performance Bonus amount, the amount (if any) of the Performance Bonus for that calendar year will be prorated based upon the number of months during such calendar year that the Employee provided full-time services for the Company pursuant to this Agreement.
As used herein, the term “EBITDA” shall mean, for any calendar year, the Company’s earnings (excluding extraordinary non-recurring items) for such calendar year (as determined in accordance with generally accepted accounting principles by the Company’s Chief Financial Officer) before deduction of interest, taxes, depreciation and interest. The calculation of EBITDA for each calendar year will be made by the Company in good faith and on a consistent basis from year to year.
Please note that due to other circumstances such as business acquisition, business sale, accounting or non-operational circumstances, additional modifications may be necessary and appropriate. Any such proforma adjustments will be based on the actual income of the business prior to its acquisition or disposition. The computation of the prior year increase in EBITDA must include payment of employee bonuses.

SCHEDULE 2
1.      Non-Competition
The Executive acknowledges that substantial goodwill in the Company and its Associated Companies attaches to him. The Company and the Executive anticipate that the Employment will end on the fifth anniversary of the Commencement Date (“the Expiry of the Term”). The Executive acknowledges that, accordingly, the Company is entitled to protect its goodwill until the Expiry of the Term and for such period thereafter as is provided for in this Schedule. The Executive hereby agrees that if the Employment terminates before, on or after the Expiry of the Term he shall not (without the consent in writing of the Board) for a period of six months (“Restricted Period”) immediately following the Termination Date with the UK and whether on his own behalf or in conjunction with or on behalf of any other person, firm, company or other organisation, (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever,) in competition with the Company be directly or indirectly (i) employed or engaged in, or (ii) perform services in respect of, or (iii) be otherwise concerned with the development or provision of any services (including but not limited to services relating to any aspect of organising and/or staging shows, tours and other events) which are of the same or similar type to any services provided by the Company during the twelve months immediately preceding the Termination Date PROVIDED ALWAYS that the provisions of this paragraph 1 shall apply only in respect of services with which the Executive was either personally concerned or for which he was responsible whilst employed by the Company during the twelve months immediately preceding the Termination Date.
2.      Non-Solicitation of Customers
The Executive hereby agrees that he shall not for a period of twelve months immediately following the Termination Date whether on his own behalf or in conjunction with or on behalf of any person, company, business entity or other organisation (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever), directly or indirectly (i) solicit or, (ii) assist in soliciting, or (iii) accept, or (iv) facilitate the acceptance of, or (v) deal with, in competition with the Company, the custom or business of any Customer or Prospective Customer:

2.1	with whom the Executive has had material contact or dealings on behalf of the Company during the twelve months immediately preceding the Termination Date; or

2.2	for whom the Executive was, in a client management capacity on behalf of the Company, directly responsible during the twelve months immediately preceding the Termination Date.
3.      Non-Solicitation of Employees
The Executive hereby agrees that he will not for a period of twelve months immediately following the Termination Date either on his own behalf or in conjunction with or on behalf of any other person, company, business entity, or other organisation (and whether as an employee, principal, agent, consultant or in any other capacity whatsoever), directly or indirectly:

3.1	(i) induce, or (ii) solicit, or (iii) entice or (iv) procure, any person who is a Company Employee to leave the Company’s or any Associated Company’s employment (as applicable) where that person is a Company Employee on the Termination Date;

3.2	be personally involved to a material extent in (i) accepting into employment to (ii) otherwise engaging or using the services of, any person who is a Company Employee on the Termination Date

4.	Associated Companies

4.1	The provisions of paragraphs 4.2 and 4.3 below shall only apply in respect of those Associated Companies (i) to whom the Executive gave his services, or (ii) for whom he was responsible, or (iii) with whom he was otherwise concerned, in the twelve months immediately preceding the Termination Date.

4.2	Paragraphs 1, 2, 3 and 5 in this Schedule shall apply as though references to the “Associated Company” were substituted for references to the “Company”. The obligations undertaken by the Executive pursuant to this Schedule shall, with respect to each Associated Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of the Company or any other Associated Company.

4.3	In relation to each Associated Company referred to in paragraphs 4.1 and 4.2 above, the Company contracts as trustee and agent for the benefit of each such Associated Company. The Executive agrees that, if required to do so by the Company, he will enter into covenants in the same terms as those set out in paragraphs 1, 2, 3 and 5 hereof directly with all or any of such Associated Companies, mutatis mutandis. If the Executive fails, within 7 days of receiving such a request from the Company, to sign the necessary documents to give effect to the foregoing, the Company shall be entitled, and is hereby irrevocably and unconditionally authorised by the Executive, to execute all such documents as are required to give effect to the foregoing, on his behalf.

5.	Definitions

For the purposes of this Schedule, the following words and cognate expressions shall have the meanings set out below:

5.1	“Associated Company”, “Board”, and “Company” shall have the meanings set out in the Agreement attached hereto, and shall include their successors in title and assigns (as applicable).

5.2	“Company Employee” means any person who was employed by (i) the Company or (ii) any Associated Company, for at least six months prior to and on the Termination Date and

5.2.1	with whom the Executive had material contact or dealings in performing his duties of his employment; or

5.2.2	who has material contact with customers or suppliers of the Company in performing his or her duties of employment with the Company or any Associated Company (as applicable); or

5.2.3	who was a member of the management team of the Company or any Associated Company (as applicable).

5.3	“Customer” shall mean any person, firm, company or other organisation whatsoever to whom the Company has supplied goods or services.

5.4	“Prospective Customer” shall mean any person, firm, company or other organisation with whom the Company has had any negotiations or material discussions regarding the possible supply of goods or services by the Company.

5.5	“Termination Date” shall have the meaning set out in Clause 25 of the Agreement

SCHEDULE 3
12 Little Plucketts Way
Buckhurst Will
Essex 169 5QU
12 January 2005
Miles Wilkin
Chief Operating Officer
Clear Channel Entertainment
35/36 Grosvenor Street
London W1K 4QX
Dear Miles
I refer to my Service Agreement dated 5 October 2000 as amended by the Deed of even date.
I am writing to confirm that under Clause 4.1.5 “In addition to the Executive’s role as Producer of “Grease” on a worldwide basis, the Executive may produce up to three additional productions outside the terms of the Service Agreement”. The additional productions cannot include CCE’s current or future touring productions and West End transfers from US Productions made available to the company (for example, The Producers, CATS, Chicago, Starlight Express, Hairspray).
Yours sincerely,
/s/ David Ian
David Ian

SCHEDULE 4
12 Little Plucketts Way
Buckhurst Will
Essex 169 5QU
12 January 2005
Miles Wilkin
Chief Operating Officer
Clear Channel Entertainment
35/36 Grosvenor Street
London W1K4QX
Dear Miles
I refer to my Service Agreement dated 5 October 2000 as amended by the Deed of even date. Under the provisions of Clause 10 of the Deed (referring to Clause 5.5 of my Service Agreement), I have the right to terminate my employment on 60 days’ notice in the event of CCE acquiring the whole or part of [***] or [***] or enters into a significant transaction with [***]
I am writing to confirm that we have agreed that notwithstanding the terms of my Service Agreement (as amended), I shall have the right to pursue the acquisition of the whole or part of [***] and/or [***] in the event that the Board of CCE confirms to me in writing, such confirmation to be given within 7 days of the Board of CCE resolving not to proceed with such acquisition
It is the present intention that CCE will make this acquisition or participate in it. In the event that CCE does make this acquisition or participate in it, we shall negotiate in good faith a direct participation by me in the enlarged entity to reflect the fact that I have agreed to forgo a Superbonus based on the gross consideration payable
In the event that the Board of CCE notifies me in writing that it does not wish to participate in such acquisition, I shall have the right to terminate my employment within 90 days on 2 months’ notice in accordance with the provisions of Clause 10 of the Deed in order to pursue the acquisition independently or with others. In this event the covenants in Clause 17.1 and the Schedule to the Service Agreement shall be waived and the provisions of Clause 5.2.1 of the Service Agreement shall apply and I will be obliged to make the Clawback Payment
Please acknowledge receipt and confirm.
               Yours sincerely,
/s/ David Ian
David Ian
Agreed and Confirmed
For and on behalf of Clear Channel Entertainment UK (Theatrical Productions) Limited

*** Confidential

SCHEDULE 5
The Working Time Regulations 1998
Opt-Out Agreement
I understand that the effect of the Working Time Regulations 1998 is to limit my average working time to a maximum of 48 hours, inclusive of overtime, over a 7 day period averaged over 17 weeks. I understand that should I not wish to work in excess of 48 hours then I will suffer no detriment, nor be treated any less favourably than any other employee.
Given these understandings I wish to dis-apply the effect of the Regulations in relation to the maximum 48 hour limit, the effect of which is to remove the 48 hour maximum limit in relation to my employment indefinitely. For the avoidance of doubt the terms of my contract of employment referring in particular to my undertaking to work hours in addition to my contractual hours where reasonably necessary are not affected by this agreement.
Additionally I agree that should I wish to revert to the 48 hour maximum as specified in the Working Time Regulations, I will give the Company and in particular my manager a minimum of 4 weeks’ notice, in writing, of the cancellation of this agreement in order that they can make the necessary business arrangements to meet operational/customer requirements.

Name
Signature	Date
Signature of

on behalf of David Ian Productions Limited	Date
IN WITNESS whereof the parties hereto have executed this Agreement as a Deed the day and hear first above written

SIGNED AS A DEED	)
by the Company	)
acting by	)
)
and	)

SIGNED AS A DEED and	)
DELIVERED AS A DEED	)
by	)
acting by	)
DAVID IAN LANE	)
in the presence of	)
Witness’ Name
Address
Occupation
Signature

DATED	2005
DEED
AMENDING A
SERVICE AGREEMENT
DATED 5 OCTOBER 2000

CLEAR CHANNEL ENTERTAINMENT UK	(1)
(THEATRICAL PRODUCTIONS) LIMITED

(FORMERLY DAVID IAN PRODUCTIONS LIMITED)

DAVID IAN LANE	(2)

DATE
2005
PARTIES

(1)	CLEAR CHANNEL ENTERTAINMENT UK (THEATRICAL PRODUCTIONS) LIMITED (formerly) DAVID IAN PRODUCTIONS LIMITED) (Company Number 4018696) whose registered office is at 1 Cluny Mews London SW5 9EG (“the Company”); and

(2)	DAVID IAN LANE of 12 Little Plucketts Way, Buckhurst Hill, Essex, IG9 5QU (“the Executive”).

INTRODUCTION

(A)	The parties entered into a service agreement dated 5 October 2000 in respect of the Executive’s employment with the Company (“the Service Agreement”).

(B)	The parties wish to vary the Service Agreement in the manner set out in the following provisions of this Deed.

OPERATIVE PROVISIONS

1	In Clause 1 there shall be substituted for the words “Managing Director of the SFX (Theatre) UK Division” the words “sole CEO of the Clear Channel -Entertainment Theatre, UK and International Division”.

2	The following words shall also be added to the end of Clause 1:
“The Executive may terminate the Employment by giving to the Company 3 months’ notice in writing in the event that his direct reporting line changes to any person other than the CEO or COO of Clear Channel Entertainment (“CCE”) currently Brian Becker and Miles Wilkin respectively, provided that such notice shall be given within one month of such change becoming effective.” In the event of the Executive terminating his employment under this Clause 1, the covenants in Clause 17.1 and the Schedule to the Service Agreement shall be waived by the Company.

3	In Clause 2.1 there shall be substituted for the words “for a period of five years, expiring on the fifth anniversary of the Commencement Date” the words “until 31 December 2010 when it shall expire automatically PROVIDED ALWAYS that either the Company or the Executive may terminate this employment of the Executive at any time subject to giving to the other twelve months’ written notice in accordance with the provision of Clause 24 of the Service Agreement, subject always to the provisions of Clauses 5.2.2 and 5.2.3 of this Agreement”.

4	In Clause 3.1 there shall be substituted for the words “be employed in the post of sole Managing Director of the SFX (Theatre) UK division the words “oversee the operation of the CCE European theatrical business, the CCE European sports business, Donington and the CCE London head office in Grosvenor Street”. Theatrical business includes UK theatres plus numerous West End, touring and European productions and also be responsible for all theatrical business throughout the rest of the world, excluding North America.”

5	A new Clause 4.1.5 shall be added as follows:
“In addition to the Executive’s role as Producer of “Grease” on a worldwide basis, “the Executive may produce up to three additional productions outside the terms of the Service Agreement subject to:
(a)	the provisions of Clause 4.1.4 of the Service Agreement (other than Clause 4.1.4(ii) which shall be deleted); and

(b)	CCE having the right to match the Executive’s investment in such production on a pound for pound basis up to a maximum of 50%, if it is within the Executive’s power to grant such a right, and if it is not, up to a maximum of 50 % of the Executive’s own investment.”
6	Clause 5.1 shall be deleted and substituted with the following wording:
“The Company shall pay to the Executive a salary of Pound Sterling 350,000 per annum, payable monthly in arrears by equal instalments. This revised salary shall take retrospective effect from 1 January 2004. The shortfall of salary accrued from 1 January 2004 shall be paid in a lump sum upon execution of the deed between Clear Channel Entertainment UK (Theatrical Productions) Limited (formerly David Ian Productions Limited) and David Ian Lane dated 2005 (“the Deed”).

The salary shall be increased thereafter by 3% on 1 January 2006 and on 1 January in each succeeding year during the continuation of this Agreement”
7	Clause 5.2 shall be deleted and substituted with the following:
5.2.2 “The Executive shall be paid a retention bonus of Pound Sterling 500,000 on the date hereof (“the Retention Bonus”). If the Executive terminates the employment at any time during its term in accordance with the provisions of Clause 1 or Clause 2.1 or Clause 5.5 of this Agreement, other than in circumstances amounting to repudiation or constructive dismissal, the Executive agrees to repay to Company, within 21 days of the effective date of such termination, a pro rata portion of the Pound Sterling 500,000 payment paid to Executive on 1 January 2005, less taxes and other withholdings paid on the retention bonus amount by the Executive, based upon any portion of the 6 year period running from 1 January 2005 through 31 December 2010 which has not been completed at the time of the termination (“Clawback Payment”).

5.2.3 If the Company terminates the employment of the Executive in accordance with the provisions of Clause 2.1 of this Agreement for any reason other than the Executive’s misconduct and/or material breach of contract in accordance with the provisions of Clause 18 of this Agreement, no Clawback Payment shall be due to the Company from the Executive.”
8	A new clause 5.3 shall be inserted as follows:
“The Executive will be entitled to a further bonus in each year during the continuation of this Agreement calculated in accordance with CCE formula at Appendix 1 of the Deed. For the purposes of this bonus calculation, the figure of Pound Sterling 140,000 shall be used as the benchmark figure at which the Executive achieves 15% EBITDA growth and the remainder of the table shall be calculated accordingly.”
9	A new clause 5.4 shall be inserted as follows;
“The Executive shall be entitled to further bonuses in respect of “The Phantom of the Opera” Las Vegas production (“the Production”) as follows:

(a)	Pound Sterling 50,000 on the signature of the Deed.

(b)	Pound Sterling 50,000 shall be payable to the Executive subject to the Production opening on time and on budget which for the purposes of this Clause shall mean at the time and subject to the final budget as agreed between the Parties. This bonus shall be paid within 60 days of the Production opening; and

(c)	A further maximum bonus of Pound Sterling 75,000 shall be payable to the Executive on 31 December 2006 and on 31 December in each succeeding year during the continuation of this Agreement based on the Production having run for 50 weeks in the relevant year and pro rated on a weekly basis for any lesser period. This payment shall be conditional on the Production generating a “weekly operating profit”, which for the purposes of this sub clause shall mean that the Production produces an operating profit above the break even figure determined from the books and records of CCE. The further bonus payable under this sub clause (c) shall be reduced by Pound Sterling 1,500 (being the due proportion of Pound Sterling 75,000 for 50 weeks) for each and any week that the Production produces an operating profit (or loss) below the break even figure referred to above.

(d)	the Executive shall be entitled to one business class return flight for his wife and his children and full reimbursement for a family size hotel suite at the Venetian Hotel in Las Vegas for 21 nights, during the Production period.”
10	A new clause 5.5 shall be inserted as follows:
“In the event that CCE acquires the whole or part of [***] (“[***]”) or the [***] (“[***]”) or enters into a significant transaction with [***] on completion of such transaction (“Completion”), the Executive shall be entitled to terminate this Agreement within 90 days of such transaction closing by giving to the Company not less than 2 months’ written notice in accordance with the provisions of Clause 24 of the Service Agreement. In the event of such termination the Clawback

***	Confidential

Payment shall be due from the Executive to the Company in accordance with the terms of Clause 5.2.2”.
11	Clause 5.3 shall be re-numbered accordingly.

12	Clause 6.1 shall be deleted and substituted with the following wording;
“Until termination of the Employment, the Company shall provide the Executive with a car allowance for the sole and exclusive use of a motor car at the rate of Pound Sterling 32,000 per annum payable monthly to cover all the running expenses of such motor car including maintenance and repairs but hot motor tax; insurance premiums, petrol (including business and personal) and oil which will be separately paid by the Company subject to the Executive submitting receipts or other appropriate invoices.”
13	In clause 12.1 there shall be substituted for the words and figure “five per cent (5%)” the words and figure “ten per cent (10%)”.

14	Except as expressly varied by this Deed, the Service Agreement shall remain in full force and effect.

IN WITNESS whereof this Deed has been executed the day and year first above written

ATTESTATIONS

EXECUTED as a DEED by	)
for and on behalf of
CLEAR CHANNEL ENTERTAINMENT UK		/s/ MILES WILKIN
(THEATRICAL PRODUCTIONS) LIMITED
)
(FORMERLY DAVID IAN PRODUCTIONS
by its duly authorised officer	)

Director
In the presence of

Witness: [ILLEGIBLE]

Occupation: PA
Address: 39 Heathfield Road, Kaston Village BR26B6

EXECUTED as a DEED by	)
DAVID IAN LANE	)
in the presence of:	)	/s/ DAVID IAN LANE

Witness: A S FAIRHALL

Address: 5 Ospringe Street, Faversham, Kent ME138TJ

Occupation: PA

Appendix A
Performance Bonus Calculation
Employee shall be entitled to receive a Performance Bonus based on year over year EBITDA growth of two entities 1) England Market Business Unit (MBU) 2) UK/International Theatrical, Sports, Donington Division, collectively known as the (“Entities”). Your Target Bonus amounts for each entity are as follows:
1) England Market Business Unit (MBU)-£42,000
2) CCE UK/International Theatrical, Sports, Donington-£98,000
1.     If the Entities had positive growth in the year prior to that for which the bonus is being calculated, then the Performance Bonus will be calculated as follows:
If EBITDA for the Entities for such calendar year exceeds EBITDA (pro forma calculation) (“EBITDA Growth Rate”) for the immediately preceding calendar year then the Performance Bonus is equal to the Target Bonus multiplied by the Percent of Bonus Opportunity — as outlined in the table below.
      (a)

			70%		30%		100%

	EBITDA		Individual		Group
	Growth	% of Bonus	Bonus		Bonus
Normalized	Rate	Opportunity	Target	Bonus 1	Target	Bonus 2	Total
Bonus
	1%	2.5%	1.75%	2,450	0.75%	1,050	3,500
	2%	5.0%	3.50%	4,900	1.50%	2,100	7,000
Target	3%	7.5%	5.25%	7,350	2.25%	3,150	10,500
Bonus	4%	10.0%	7.00%	9,800	3.00%	4,200	14,000
140,000	5%	12.5%	8.75%	12,250	3.75%	5,250	17,500
in pounds sterling	6%	20.0%	14.00%	19,600	6.00%	8,400	28,000
	7%	27.5%	19.25%	26,950	8.25%	11,550	38,500
	8%	35.0%	24.50%	34,300	10.50%	14,700	49,000
	9%	42.5%	29.75%	41,650	12.75%	17,850	59,500
	10%	50.0%	35.00%	49,000	15.00%	21,000	70,000
	11%	60.0%	42.00%	58,800	18.00%	25,200	84,000
	12%	70.0%	49.00%	68,600	21.00%	29,400	98,000
	13%	80.0%	56.00%	78,400	24.00%	33,600	112,000
	14%	90.0%	63.00%	88,200	27.00%	37,800	126,000

Target 15% Growth	15%	100.0%	70.00%	98,000	30.00%	42,000	140,000
	16%	110.0%	77.00%	107,800	33.00%	46,200	154,000
	17%	120.0%	84.00%	117,600	36.00%	50,400	168,000
	18%	130.0%	91.00%	127,400	39.00%	54,600	182,000
	19%	140.0%	98.00%	137,200	42.00%	58,800	196,000
	20%	150.0%	105.00%	147,000	45.00%	63,000	210,000
	21%	160.0%	112.00%	156,800	48.00%	67,200	224,000
	22%	170.0%	119.00%	166,600	51.00%	71,400	238,000
	23%	180.0%	126.00%	176,400	54.00%	75,600	252,000
	24%	190.0%	133.00%	186,200	57.00%	79,800	266,000
	25%	200.0%	140.00%	196,000	60.00%	84,000	280,000
2.     If negative growth in the year prior to that for which the bonus is being calculated, then the Performance Bonus will be calculated as follows:

(a)	If EBITDA for the Entities for such calendar year exceeds EBITDA (pro forma calculation) (“EBITDA Growth Rate”) for the immediately preceding calendar year then the Performance Bonus is equal to the Target Bonus multiplied by the Percent of Bonus Opportunity — as outlined in the table below.

			70%		30%		100%

Prior Year-	EBITDA		Individual		Group
Negative Growth	Growth	% of Bonus	Bonus		Bonus
Rate	Rate	Opportunity	Target	Bonus	Target	Bonus 2	Total

	1%	0.0%	0.00%	0	0.00%	0	0
	2%	0.0%	0.00%	0	0.00%	0	0
Target	3%	0.0%	0.00%	0	0.00%	0	0
Bonus	4%	0.0%	0.00%	0	0.00%	0	0
140,000	5%	2.5%	1.75%	2,450	0.75%	1,050	3,500
in pounds sterling	6%	5.0%	3.50%	4,900	1.50%	2,100	7,000
	7%	7.5%	5.25%	7,350	2.25%	3,150	10,500
	8%	10.0%	7.00%	9,800	3.00%	4,200	14,000
	9%	12.5%	8.75%	12,250	3.75%	5,250	17,500
	10%	15.0%	10.50%	14,700	4.50%	6,300	21,000
	11%	20.0%	14.00%	19,600	6.00%	8,400	28,000
	12%	25.0%	17.50%	24,500	7.50%	10,500	35,000
	13%	30.0%	21.00%	29,400	9.00%	12,600	42,000
	14%	40.0%	28.00%	39,200	12.00%	16,800	56,000
	15%	50.0%	35.00%	49,000	15.00%	21,000	70,000
	16%	60.0%	42.00%	58,800	18.00%	25,200	84,000
	17%	70.0%	49.00%	68,600	21.00%	29,400	98,000
	18%	80.0%	56.00%	78,400	24.00%	33,600	112,000
	19%	90.0%	63.00%	88,200	27.00%	37,800	126,000
Target 20%
Growth	20%	100.0%	70.00%	98,000	30.00%	42,000	140,000
				107,80
	21%	110.0%	77.00%		33.00%	46,200	154,000
				117,60
	22%	120.0%	84.00%		36.00%	50,400	168,000
				127,40
	23%	130.0%	91.00%		39.00%	54,600	182,000
				137,20
	24%	140.0%	98.00%		42.00%	58,800	196,000
				147,00
	25%	150.0%	105.00%		45.00%	63,000	210,000
The Performance Bonus for any calendar year is calculated through the last day of the calendar year and generally will be payable to Employee within 90 days after the end of such calendar year or, if later, as soon as reasonably practicable after such time as the Company has completed its internal accounting and audit processes for purposes of determining the relevant EBITDA identified above (the “Bonus Pay Date”). Following the end of such calendar year, Employee shall provide such information and assistance as appropriate and necessary for purposes of completing such determination. If Employee is employed pursuant to this Agreement for only a portion of a calendar year, then, assuming satisfaction of the target for the minimum Performance Bonus amount, the amount (if any) of the Performance Bonus for that calendar year will be prorated based upon the number of months during such calendar year that the Employee provided full-time services for the Company pursuant to this Agreement.
As used herein, the term “EBITDA” shall mean, for any calendar year, the Company’s earnings (excluding extraordinary non-recurring items) for such calendar year (as determined in accordance with generally accepted accounting principles by the Company’s Chief Financial Officer) before deduction of interest, taxes, depreciation and interest. The calculation of EBITDA for each calendar year will be made by the Company in good faith and on a consistent basis from year to year.
Please note that due to other circumstances such as business acquisition, business sale, accounting or non-operational circumstances, additional modifications may be necessary and appropriate. Any such proforma adjustments will be based on the actual income of the business prior to its acquisition or disposition. The computation of the prior year increase in EBITDA must include payment of employee bonuses.

[CLEAR CHANNEL ENTERTAINMENT LOGO]
July 1, 2005
Mr. David Ian Lane
12 Little Plucketts Way
Buckhurst Hill
Essex
IG9 5QU
This will confirm the second AMENDMENT made this 1st day of July 2005 to the SERVICE AGREEMENT made 5th day of October 2000 and amended by DEED the 12th day of January 2005.
BETWEEN:
(1) CLEARCHANNEL ENTERTAINMENT UK (THEATRICAL PRODUCTIONS) LIMITED (formerly DAVID IAN PRODUCTIONS LIMITED) (Company No: 4018696) a company registered in England, whose registered office is 1 Cluny Mews, London SW5 9EG (“the Company”); and

(2) DAVID IAN LANE of 12 Little Plucketts Way, Buckhurst Hill, Essex IG9 5QU (“the Executive”).
WHEREAS the Board of Directors of the Company (“the Board”) has approved the terms of this Agreement under which the Executive is to be employed.
IT IS HEREBY AGREED as follows:
1.	In Clause 1 there shall be substituted for the words “sole CEO of the Clear Channel Entertainment Theatre., UK and International Division” the words “CEO of the Clear Channel Entertainment Theatre., UK and International Division and Global Chairman of Theatre”.

2.	Clause 5.3 shall be deleted and substituted with the following:

“In 2005, the Executive will be entitled to a further bonus in each year during the continuation of the Agreement calculated in accordance with CCE formula at Appendix 1 of the Deed. For the purposes of this bonus calculation, the figure of Pound Sterling 140,000 shall be used as the benchmark figure at which the employee achieves 15% EBITDA growth and the remainder of the table shall be calculated accordingly. For calendar year 2006 and for the continuation of the Agreement, the Executive will be entitled to a further bonus in accordance with CCE formula at Appendix 2 of the Deed. For the purposes of this bonus calculation, the figure of Pound Sterling 175,000 shall be used as the benchmark figure at which the employee achieves 15% EBITDA growth and the remainder of the table shall be calculated accordingly.”
Clear Channel Entertainment (713) 693-8600 Tel — (713) 693-8672 Fax
2000 West Loop South — Suite 1300 — Houston, TX 77027 — www.clearchannel.com

Mr. David Ian Lane
Second Amendment
July 1, 2005

3.	Appendix 1 shall be deleted and substituted with Appendix 1 herein.

4.	A new clause 5.4 shall be inserted as follows:

“The Executive will be entitled to a further bonus of Pound Sterling 25,000 if the actual EBITDA results for North American Theatrical exceeds the June 2005 forecasted EBITDA.”

5.	All other terms and conditions of the Service Agreement remain in full force and effect.

ATTESTATIONS

EXECUTED as a DEED by	)
MILES WILKIN	)	/s/ MILES WILKIN
for and on behalf of	)
CLEAR CHANNEL ENTERTAINMENT UK
LIMITED
By its duly authorized officer and director

in the Presence of

Witness:

Occupation:

Address:

EXECUTED as a DEED by	)
DAVID IAN LANE	)
in the presence of:	)	/s/ DAVID IAN LANE

Witness: A S FAIRHALL

Address: 5 Ospringe Street, Faversham, Kent ME138TJ

Occupation: PA

APPENDIX 1
Performance Bonus Calculation
Employee shall be entitled to receive a Performance Bonus based on year over year EBITDA growth of two entities 1) England Market Business Unit (MBU) 2) UK/International Theatrical, Sports, Donington Division, collectively known as the (“Entities”). Your Target Bonus amounts for each entity are as follows:

1)	England Market Business Unit (MBU) — £42,000

2)	CCE UK/International Theatrical, Sports, Donington — £98,000
1. If the Entities had positive growth in the year prior to that for which the bonus is being calculated, then the Performance Bonus will be calculated as follows:
If EBITDA for the Entities for such calendar year exceeds EBITDA (proforma calculation) (“EBITDA Growth Rate”) for the immediately preceding calendar year then the Performance Bonus is equal to the Target Bonus multiplied by the Percent of Bonus Opportunity — as outlined in the table below.

	EBITDA	% of Bonus
	Growth Rate	Opportunity	Bonus 1	Bonus 2	Total

	1%	2.5%	1,050	2,450	3,500
	2%	5.0%	2,100	4,900	7,000
Target	3%	7.5%	3,150	7,350	10,500
Bonus	4%	10.0%	4,200	9,800	14,000
£140,000	5%	12.5%	5,250	12,250	17,500
	6%	20.0%	8,400	19,600	28,000
	7%	27.5%	11,550	26,950	38,500
	8%	35.0%	14,700	34,300	49,000
	9%	42.5%	17,850	41,650	59,500
	10%	50.0%	21,000	49,000	70,000
	11%	60.0%	25,200	58,800	84,000
	12%	70.0%	29,400	68,600	98,000
	13%	80.0%	33,600	78,400	112,000
	14%	90.0%	37,800	88,200	126,000
Target	15%	100.0%	42,000	98,000	140,000
	16%	110.0%	46,200	107,800	154,000
	17%	120.0%	50,400	117,600	168,000
	18%	130.0%	54,600	127,400	182,000
	19%	140.0%	58,800	137,200	196,000
	20%	150.0%	63,000	147,000	210,000
	21%	160.0%	67,200	156,800	224,000
	22%	170.0%	71,400	166,600	238,000
	23%	180.0%	75,600	176,400	252,000
	24%	190.0%	79,800	186,200	266,000
	25%	200.0%	84,000	196,000	280,000

2.  If negative growth in the year prior to that for which the bonus is being calculated, then the Performance Bonus will be calculated as follows:

(a)	If EBITDA for the Entities for such calendar year exceeds EBITDA (pro forma calculation)(“EBITDA Growth Rate”) for the immediately preceding calendar year then the Performance Bonus is equal to the Target Bonus multiplied by the Percent of Bonus Opportunity — as outlined in the table below.

			30%		70%		100%
					CCE UK/Int’l
					Theatrical, Sports,
			England MBU		Donington
	EBITDA	% of Bonus	Bonus		Bonus
	Growth Rate	Opportunity	Target	Bonus 1	Target	Bonus 2	Total
	1%	0.0%	0.00%	0	0.00%	0	0
	2%	0.0%	0.00%	0	0.00%	0	0
Target	3%	0.0%	0.00%	0	0.00%	0	0
Bonus	4%	0.0%	0.00%	0	0.00%	0	0
£140,000	5%	2.5%	0.75%	1,050	1.75%	2,450	3,500
	6%	5.0%	1.50%	2,100	3.50%	4,900	7,000
	7%	7.5%	2.25%	3,150	5.25%	7,350	10,500
	8%	10.0%	3.00%	4,200	7.00%	9,800	14,000
	9%	12.5%	3.75%	5,250	8.75%	12,250	17,500
	10%	15.0%	4.50%	6,300	10.50%	14,700	21,000
	11%	20.0%	6.00%	8,400	14.00%	19,600	28,000
	12%	25.0%	7.50%	10,500	17.50%	24,500	35,000
	13%	30.0%	9.00%	12,600	21.00%	29,400	42,000
	14%	40.0%	12.00%	16,800	28.00%	39,200	56,000
	15%	50.0%	15.00%	21,000	35.00%	49,000	70,000
	16%	60.0%	18.00%	25,200	42.00%	58,800	84,000
	17%	70.0%	21.00%	29,400	49.00%	68,600	98,000
	18%	80.0%	24.00%	33,600	56.00%	78,400	112,000
	19%	90.0%	27.00%	37,800	63.00%	88,200	126,000
Target	20%	100.0%	30.00%	42,000	70.00%	98,000	140,000
	21%	110.0%	33.00%	46,200	77.00%	107,800	154,000
	22%	120.0%	36.00%	50,400	84.00%	117,600	168,000
	23%	130.0%	39.00%	54,600	91.00%	127,400	182,000
	24%	140.0%	42.00%	58,800	98.00%	137,200	196,000
	25%	150.0%	45.00%	63,000	105.00%	147,000	210,000
The Performance Bonus for any calendar year is calculated through the last day of the calendar year and generally will be payable to Employee within 90 days after the end of such calendar year or, if later, as soon as reasonably practicable after such time as the Company has completed its internal accounting and audit processes for purposes of determining the relevant EBITDA identified above (the “Bonus Pay Date”). Following the end of such calendar year, Employee shall provide such information and assistance as appropriate and necessary for purposes of completing such determination. If Employee is employed pursuant to this Agreement for only a portion of a calendar year, then, assuming satisfaction of the target for the minimum Performance Bonus amount, the amount (if any) of the Performance Bonus for that calendar year will be prorated based upon the number of months during such calendar year that the Employee provided full-time services for the Company pursuant to this Agreement.

As used herein, the term “EBITDA” shall mean, for any calendar year, the Company’s earnings (excluding extraordinary non-recurring items) for such calendar year (as determined in accordance with generally accepted accounting principles by the Company’s Chief Financial Officer) before deduction of interest, taxes, depreciation and interest. The calculation of EBITDA for each calendar year will be made by the Company in good faith and on a consistent basis from year to year.
Please note that due to other circumstances such as business acquisition, business sale, accounting or non-operational circumstances, additional modifications may be necessary and appropriate. Any such proforma adjustments will be based on the actual income of the business prior to its acquisition or disposition. The computation of the prior year increase in EBITDA must include payment of employee bonuses.

APPENDIX 2
Performance Bonus Calculation
Employee shall be entitled to receive a Performance Bonus based on year over year EBITDA growth of two entities 1) North American Theatrical 2) UK/International Theatrical, Sports, Donington Division, collectively known as the (“Entities”). Your Target Bonus amounts for each entity are as follows:
1)     North American theatrical — £87,500
2)     CCE UK/International Theatrical, Sports, Donington — £87,500
1. If the Entities had positive growth in the year prior to that for which the bonus is being calculated, then the Performance Bonus will be calculated as follows:
If EBITDA for the Entities for such calendar year exceeds EBITDA (pro forma calculation) (“EBITDA Growth Rate”) for the immediately preceding calendar year then the Performance Bonus is equal to the Target Bonus multiplied by the Percent of Bonus Opportunity — as outlined in the table below.

			50%	50%
				CCE UK/Int’l
				Theatrical,
			North American	Sports,
			Theatrical	Donington	100%
	EBITDA	% of Bonus
	Growth Rate	Opportunity	Bonus 1	Bonus 2	Total

	1%	2.5%	2,188	2,188	4,375
	2%	5.0%	4,375	4,375	8,750
Target	3%	7.5%	6,563	6,563	13,125
Bonus	4%	10.0%	8,750	8,750	17,500
£175,000	5%	12.5%	10,938	10,938	21,875
	6%	20.0%	17,500	17,500	35,000
	7%	27.5%	24,063	24,063	48,125
	8%	35.0%	30,625	30,625	61,250
	9%	42.5%	37,188	37,188	74,375
	10%	50.0%	43,750	43,750	87,500
	11%	60.0%	52,500	52,500	105,000
	12%	70.0%	61,250	61,250	122,500
	13%	80.0%	70,000	70,000	140,000
	14%	90.0%	78,750	78,750	157,500
Target	15%	100.0%	87,500	87,500	175,000
	16%	110.0%	96,250	96,250	192,500
	17%	120.0%	105,000	105,000	210,000
	18%	130.0%	113,750	113,750	227,500
	19%	140.0%	122,500	122,500	245,000
	20%	150.0%	131,250	131,250	262,500
	21%	160.0%	140,000	140,000	280,000
	22%	170.0%	148,750	148,750	297,500
	23%	180.0%	157,500	157,500	315,000
	24%	190.0%	166,250	166,250	332,500
	25%	200.0%	175,000	175,000	350,000

2.     If negative growth in the year prior to that for which the bonus is being calculated, then the Performance Bonus will be calculated as follows:
      (a) If EBITDA for the Entities for such calendar year exceeds EBITDA (pro forma calculation)(“EBITDA Growth Rate”) for the immediately preceding calendar year then the Performance Bonus is equal to the Target Bonus multiplied by the Percent of Bonus Opportunity — as outlined in the table below.
Target
Bonus
£175,000

			50%		50%		100%

					CCE UK/Int’l
					Theatrical,
			North American		Sports,
			Theatrical		Donington

	EBITDA	% of Bonus	Bonus		Bonus	Bonus
	Growth Rate	Opportunity	Target	Bonus 1	Target	2	Total

	1%	0.0%	0.00%	0	0.00%	0	0
	2%	0.0%	0.00%	0	0.00%	0	0
	3%	0.0%	0.00%	0	0.00%	0	0
	4%	0.0%	0.00%	0	0.00%	0	0
	5%	2.5%	1.25%	2,188	1.25%	2,188	4,375
	6%	5.0%	2.50%	4,375	2.50%	4,375	8,750
	7%	7.5%	3.75%	6,563	3.75%	6,563	13,125
	8%	10.0%	5.00%	8,750	5.00%	8,750	17,500
	9%	12.5%	6.25%	10,938	6.25%	10,938	21,875
	10%	15.0%	7.50%	13,125	7.50%	13,125	26,250
	11%	20.0%	10.00%	17,500	10.00%	17,500	35,000
	12%	25.0%	12.50%	21,875	12.50%	21,875	43,750
	13%	30.0%	15.00%	26,250	15.00%	26,250	52,500
	14%	40.0%	20.00%	35,000	20.00%	35,000	70,000
	15%	50.0%	25.00%	43,750	25.00%	43,750	87,500
	16%	60.0%	30.00%	52,500	30.00%	52,500	105,000
	17%	70.0%	35.00%	61,250	35.00%	61,250	122,500
	18%	80.0%	40.00%	70,000	40.00%	70,000	140,000
	19%	90.0%	45.00%	78,750	45.00%	78,750	157,500
Target	20%	100.0%	50.00%	87,500	50.00%	87,500	175,000
	21%	110.0%	55.00%	96,250	55.00%	96,250	192,500
	22%	120.0%	60.00%	105,000	60.00%	105,000	210,000
	23%	130.0%	65.00%	113,750	65.00%	113,750	227,500
	24%	140.0%	70.00%	122,500	70.00%	122,500	245,000
	25%	150.0%	75.00%	131,250	75.00%	131,250	262,500
The Performance Bonus for any calendar year is calculated through the last day of the calendar year and generally will be payable to Employee within 90 days after the end of such calendar year or, if later, as soon as reasonably practicable after such time as the Company has completed its internal accounting and audit processes for purposes of determining the relevant EBITDA identified above (the “Bonus Pay Date”). Following the end of such calendar year, Employee shall provide such information and assistance as appropriate and necessary for purposes of completing such determination. If Employee is employed pursuant to this Agreement for only a portion of a calendar year, then, assuming satisfaction of the target for the minimum Performance Bonus amount, the amount (if any) of the Performance Bonus for that calendar year will be prorated based upon the number of months during such calendar year that the Employee provided full-time services for the Company pursuant to this Agreement.
As used herein, the term “EBITDA” shall mean, for any calendar year, the Company’s earnings (excluding extraordinary non-recurring items) for such calendar year (as determined in accordance with generally accepted accounting principles by the Company’s Chief Financial Officer)before deduction of interest, taxes, depreciation and interest. The calculation of EBITDA for each calendar year will be made by the Company in good faith and on a consistent basis from year to year.
Please note that due to other circumstances such as business acquisition, business sale, accounting or non-operational circumstances, additional modifications may be necessary and appropriate. Any such proforma adjustments will be based on the actual income of the business prior to its acquisition or disposition. The computation of the prior year increase in EBITDA must include payment of employee bonuses.